Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-210943, 333-197102, 333-182929, 333-182928, 333-144192, 333-144191, 333-144182, 333-135360, 333-127057, 333-116734, 333-116733, 333-106310, 333-100574, 333-43486, 333-41376, 333-62013, and 033-61111 on Form S-8 of Churchill Downs Incorporated of our report dated April 30, 2019, relating to the consolidated financial statements of Midwest Gaming Holdings, LLC and its Subsidiaries, appearing in Exhibit 99.1 to this Current Report on Form 8-K/A of Churchill Downs Incorporated.

/S/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

November 14, 2019